                                                                    Exhibit 23.2


                       Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000 relating to the financial statements and financial statement schedule of Aris Corporation, which appears in Aris Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

Seattle, Washington
December 5, 2000



                                      -8-